SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2005
NVR, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11700 Plaza America Drive, Suite 500, Reston, VA 20190
(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Items 1.01 Entry Into a Material Definitive Agreement
     On December 7, 2005, NVR, Inc. (the “Company”) entered into a $400 million revolving credit agreement (the “Credit Agreement” or “Facility”) with JPMorgan Chase Bank, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, SunTrust Bank and Wachovia Bank, National Association, as Documentation Agents, AmSouth Bank, Comerica Bank, Calyon New York Branch and Mizuho Corporate Bank, Ltd., as Managing Agents, and J.P. Morgan Securities Inc., as Lead Arranger and Sole Book Runner. The Credit Agreement replaces NVR’s existing credit agreement among NVR, Inc. and Bank One, NA., as Administrative Agent, dated August 8, 2003 (referenced in Item 1.02), which was set to expire on August 7, 2007. Proceeds of the borrowings under the Facility will be used for working capital and general corporate purposes. The Credit Agreement termination date is December 6, 2010.
     Under the Credit Agreement, the Company may request increases in the principal amount of the Facility, subject to Administrative Agent approval and the agreement of existing or new lenders to provide such increase, up to a total amount of $600 million. The Credit Agreement provides for a $150 million sublimit for the issuance of standby letters of credit and a $25 million swing line commitment.
     Interest on each revolving borrowing under the Facility is determined at the Company’s election of either an Alternate Base Rate Borrowing (“ABR Borrowing”) or Eurodollar Borrowing as defined in the Credit Agreement. ABR Borrowings incur interest at a rate equal to the Alternate Base Rate as defined in the Credit Agreement. If the Company elects a Eurodollar Borrowing, the borrowing bears interest at the Adjusted LIBO Rate in effect for such borrowing period plus the Applicable Margin, as defined in the Credit Agreement.
     The Credit Agreement contains various affirmative and negative covenants. The negative covenants include among others, certain limitations on transactions involving the creation of guarantees, sale of assets, acquisitions, mergers, investments and land purchases. Additional covenants include (i) a minimum adjusted consolidated tangible net worth requirement (ii) a maximum leverage ratio requirement, and (iii) an interest coverage ratio requirement. The Company is also subject to borrowing base restrictions if the Company’s senior debt rating falls below investment grade.
     The Credit Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above referenced summary of the material terms of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement.
     Effective December 7, 2005, the Credit Agreement replaces the Company’s existing $150 million credit agreement dated August 8, 2003 between the Company and Bank One, NA., as Administrative Agent, U.S. Bank National Association and Comerica Bank, as Syndication Agents, SunTrust Bank, as Documentation Agent and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner (“Terminated Credit Agreement”). The Terminated Credit Agreement was set to expire on August 7, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
          The disclosure contained in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Number	Description

10.1	Credit Agreement dated as of December 7, 2005 among NVR, Inc. and the lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank, National Association, as Syndication Agent, SunTrust Bank and Wachovia Bank, National Association, as Documentation Agents, AmSouth Bank, Comerica Bank, Calyon New York Branch and Mizuho Corporate Bank, Ltd., as Managing Agents, and J.P. Morgan Securities Inc., as Lead Arranger and Sole Book Runner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: December 12, 2005	By:	/s/ Dennis M. Seremet

Name: Dennis M. Seremet
Title: Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Credit Agreement dated as of December 7, 2005 among NVR, Inc. and the lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank, National Association, as Syndication Agent, SunTrust Bank and Wachovia Bank, National Association, as Documentation Agents, AmSouth Bank, Comerica Bank, Calyon New York Branch and Mizuho Corporate Bank, Ltd., as Managing Agents, and J.P. Morgan Securities Inc., as Lead Arranger and Sole Book Runner.

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